CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Registration Statement No. 333-194827 on Form S-3, in Registration Statement No. 333-183662 on Form S-3 and to the incorporation by reference therein, in Registration Statement No. 333-146227 on Form S-8, and in Registration Statement No. 333-190304 on Form S-8 of Solitario Exploration & Royalty Corp. of our report dated March 3, 2016 appearing in this Annual Report on Form 10-K of Solitario Exploration & Royalty Corp. for the year ended December 31, 2015.

EKS&H LLLP

March 3, 2016

Denver, Colorado